SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Vote Your Proxy

Consider the issues discussed in McDonald’s Proxy Statement and cast your vote by clicking the appropriate link below. Your proxy card will indicate which, if any, Internet voting site you should use.

Your vote, regardless of whether it is cast via Internet, phone or mail will remain confidential pursuant to McDonald’s confidential voting policy described on page 26 of the proxy statement.

www.computershare.com/expressvote

Use this link if you are a MCDirect Shares participant, hold McDonald’s stock certificates or have shares in book entry at Computershare Investor Services, LLC., McDonald’s stock transfer agent.

To vote, you will need the voter control number on your proxy card or, if you signed up for electronic delivery of annual meeting materials, the control number in your e-mail notification.

If you have not received your annual meeting materials or, if you need a duplicate proxy card, please call Computershare at 1-800-621-7825 and select Option 0 to speak to an investor service representative. Shareholders outside of the U.S., Canada and Puerto Rico can call collect to 1-312-360-5129.

www.proxyvote.com Use this link if your shares are held with a broker or bank.

To vote, you will need the voter control number on your proxy card or, if you signed up for electronic delivery of proxy materials, the control number and Personal Identification Number in your e-mail notification

If you have not received your annual meeting materials or if you need a duplicate proxy card, please call your broker or bank.

These links are provided as a convenience. McDonald’s does not maintain or control either voting site and by clicking on either link you will leave McDonald’s website.